Exhibit 10.1

AMO BONUS PLAN

AMO® ADVANCED MEDICAL OPTICS

2005 PERFORMANCE OBJECTIVE

2005 PERFORMANCE OBJECTIVE

The 2005 performance objective for the Bonus Plan is 85% based on Operating Income and 15% based on Revenue for the full year of AMO performance. “Operating Income” is defined as sales less cost of goods sold and all basic operating expenses of the business. “Revenue” is defined as the total dollar payment for goods and services that are credited to the income statement over the measurement period.

The bonus is funded when AMO achieves the threshold level of Operating Income and Revenue performance as indicated below. If the Operating Income and Revenue funding trigger thresholds are not met, no bonuses will be paid out.

FUNDING TRIGGER ELEMENTS

85% - OPERATING INCOME

PERFORMANCE LEVEL

2005 OP INCOME RANGE

BONUS AWARD AS A % OF TARGET

Below Threshold -25.6 mm 0%

Threshold -25.5 mm 40%

Target 100%

Maximum +25.5 mm 150%

If actual Operating Income results fall between the performance levels shown above, the portion of bonus will be prorated accordingly.

15% - REVENUE

PERFORMANCE LEVEL

2005 REVENUE RANGE

BONUS AWARD AS A % OF TARGET

Below Threshold -46.6 mm 0%

Threshold -46.5 mm 50%

Target 100%

Maximum +140.0 mm 150%

If actual Revenue results fall between the performance levels shown above, the portion of bonus will be prorated accordingly.

BONUS POOL FUNDING

At the end of the year, the President and Chief Executive Officer of Advanced Medical Optics, Inc. may recommend adjustments to the bonus funding levels to the Organization, Compensation and Corporate Governance Committee (the “Committee”) after consideration of key operating results. When calculating Operating Income and Revenue performance for purposes of this Plan, the Committee has the discretion to include or exclude any or all of the following items:

•	Extraordinary, unusual or non-recurring items

•	Effects of accounting changes

•	Effects of financing activities

•	Expenses for restructuring or productivity initiatives

•	Other non-operating items

•	Spending for acquisitions

•	Effects of divestitures

BONUS POOL DIFFERENTIATION BY BUSINESS UNIT/FUNCTION

The target bonus pool is determined by performance against Operating Income (85%) and Revenue (15%). The factors below will be considered for allocation of region/function bonus pools:

CORPORATE

•	Corporate Operating Income (60%)

•	Corporate Revenue (40%)

REGIONS / BUSINESS UNITS& GLOBAL MARKETING

•	Region / Business Unit Operating Income (40%)

•	Region / Business Unit Revenue (60%)

RESEARCH & DEVELOPMENT

•	Corporate Operating Income (20%)

•	Corporate Revenue (20%)

•	Achievement of R & D and Business Development Milestones (60%)

WORLD WIDE MANUFACTURING

•	Corporate Operating Income (20%)

•	Corporate Revenue (20%)

•	Achievement of World Wide Manufacturing Milestones (60%)

INDIVIDUAL BONUS AWARD CALCULATION

Target bonus awards are expressed as a percentage of the participant’s year-end annualized base salary. The target percentages for managers other than corporate officers vary by salary grade:

SALARY GRADE	TARGET BONUS
6E *	10%
7E	15%
8E	20%
9E	25%
10E	30%
11E	35%

Target percentages for corporate officers are individually established by the Committee.

A participant’s actual bonus award may vary above or below the targeted level based on the supervisor’s evaluation of his or her performance in relation to the predetermined MBOs. Each participant may receive from 0% to 150% of his or her target bonus amount. However, the total of all bonus awards given within each region/function must total no more than 100% of the total bonus pool dollars allocated to that region/function.

*	U.S. and Puerto Rico employees only.